EXHIBIT - 99.1

Richard O. Faria
(510) 608-3400
dick_faria@sti.com

FOR IMMEDIATE RELEASE

SCIENTIFIC TECHNOLOGIES INC.
REPORTS 2005 THIRD
QUARTER EARNINGS OF $.17 PER SHARE

FREMONT, CALIFORNIA, November 2, 2005...SCIENTIFIC TECHNOLOGIES INCORPORATED (NASDAQ:STIZ), a leading North American provider of automation safeguarding technology, announced today the results of operations for the quarter and nine months ended September 30, 2005. Sales for the third quarter of 2005 were $15,002,000, compared to sales of $14,604,000 in the third quarter of 2004. Sales for the nine months ended September 30, 2005 were $44,241,000 compared to $44,876,000 for the comparable 2004 period.

Under generally accepted accounting principles (GAAP), the Company reported net income of $1,660,000 for the third quarter of 2005, or $.17 per share, compared to a GAAP net loss of $1,193,000, or $(.12) per share, for the third quarter of 2004. Included in the GAAP net income for the third quarter of 2005 was a realization of income tax credits and related income tax benefits of $891,000. Included in the GAAP net loss for the third quarter of 2004 was an intangible asset impairment charge of $2,002,000. Excluding these one-time events, net profit for the third quarter of 2005 would have been $769,000 or $.08 per basic and diluted share, compared to $48,000 or $.01 per basic and diluted share in the same quarter of 2004. (See attached reconciliation of actual net income to pro forma net income.)

The GAAP net income for the first nine months of 2005 was $2,190,000 or $.22 per basic and diluted share, compared to a GAAP net loss for the first nine months of 2004 of $286,000, or $.03 per share. Included in the GAAP net income for the nine months ended September 30, 2005 was a realization of income tax credits and related income tax benefits of $891,000. Included in the GAAP net loss for the comparable period in 2004 was an intangible asset impairment charge of $2,002,000. Excluding these one-time events, net profit for the first nine months of 2005 would have been $1,299,000 or $.13 per basic and diluted share, compared to net income of $955,000 or $.10 per basic and diluted share in the same period in 2004.

Joseph J. Lazzara, President and Chief Executive Officer commented, "Even without regard for the income taxes recovered in this period, overall, the third quarter of 2005 represents a fine performance by STI, as we reported our best quarterly earnings per share in nearly five years, a marked improvement over a loss for the third quarter of 2004. On a sequential basis, our top line and earnings have improved for the third consecutive quarter."

"Much of the operating income improvement during the third quarter was the result of encouraging performance by our Automation Products Group (APG) and our Machine Services Division (MSD). Both organizations not only increased sales in the current quarter over the same period in 2004, but each also regained profitability during this period as compared to losses in the third quarter of 2004."

Third Quarter Highlights

Items of interest for the third quarter included:

  STI announced a partnership with Allied Electronics, Inc., a leading worldwide distributor of electronic components and related products, for the distribution of STI safety products throughout North America. Allied Electronics will sell STI's most popular machine safety products including safety light curtains and other optical-based safety devices, as well as interlocking solutions tailored to MRO needs. Allied Electronics offers a single-source based system catering to user and facility operations environments.

  STI Machine Services and Alcoa Safety and Health Services, a unit of Alcoa (NYSE:AA), have formally partnered to create a referral network for professional safety services to their clients. Where client needs reach beyond each vendors' area of expertise, this referral partnership promises to provide clients a direct link to safety professionals, thus saving time and frustration in sorting through the myriad of vendor options. STI Machine Services provides comprehensive machine safeguarding services for their clients, including risk assessments and risk reduction planning, review of safety system and circuit designs, project management, project engineering and documentation, machine safety seminars and training, and turn-key safety integration. Alcoa Safety and Health Services assists clients with the creation and modification of corporate or plant wide safety and health programs. Their primary focus is on the overall safety and health strategy and the supporting management system, with an emphasis on reducing risk of serious injury or occupational illness.

  STI introduced our new, full color 2006-2007 Engineering Guide to Machine and Process Safeguarding, which includes more than 850 pages of the most comprehensive machine and process safety product and technical reference information available today. More than 125 pages are dedicated to educational resource material, including fully-illustrated articles on safety regulations and directives, risk assessment, types of protective measures, and background on safety technologies.

About Scientific Technologies Inc.

Scientific Technologies, Inc. (STI) is a North American leading provider of automation safeguarding products and services through its Safety Products Group. STI's Optical Sensor Division (OSD) provides safety products that are used to protect workers around machinery, automated equipment and industrial robots. Our products serve a wide variety of applications and markets, including semiconductor, automotive, electronics manufacturing, packaging and consumer markets. STI's Machine Services Division (MSD) provides safety services such as safeguarding equipment installations, machine safety assessments, and the design and custom fabrication of guarding solutions. MSD specializes in machinery services including the repair, relocation, installation and service of fabricating machinery. MSD serves customers in a variety of industries, including metal fabrication, aerospace, electronics, building materials, automotive and food processing. Our web site is located at www.sti.com

STI's Automation Products Group serves the factory automation, semiconductor, transportation, oil and gas, consumer and food processing industries with a diversified offering of sensing technologies. Products include level, flow, pressure sensing, positioning transducers, vehicle separation, profiling and ultrasonic sensors and controls. Further information is available at the Group's web sites: www.automationsensors.com, and www.stiscanners.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding future sales of STI's machine safety products and potential benefits from a referral network, are forward-looking statements that are subject to risks and uncertainties. These risks and uncertainties, which could cause STI's results to differ materially from the forward-looking statements, include: economic and political conditions in domestic and international markets; declining market demand for industrial safety and security products generally; introduction of or increased demand for alternative products; potential errors, defects, design flaws or other problems with our products; changes in regulations relating to industrial safety and security products; and the other risks detailed from time to time in STI's Securities and Exchange Commission filings and reports, including STI's annual report filed on Form 10-K and quarterly reports filed on Form 10-Q. STI disclaims any obligation to update information contained in any forward-looking statement.

SCIENTIFIC TECHNOLOGIES INCORPORATED AND SUBSIDIARIES

Condensed Consolidated Income Statement
 (Amounts in thousands except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Sales	$15,002	$14,604	$44,241	$44,876
Intangibles write down Cost of sales	-- 8,585	727 9,176	-- 26,176	727 26,946
Gross profit	6,417	4,701	18,065	17,203

Intangibles write down Operating expenses	-- 5,351	1,275 5,426	-- 16,368	1,275 16,582
Operating income (loss)	1,066	(2,000)	1,697	(654)

Interest and other income	87	76	237	193
Income (loss) before taxes	1,153	(1,924)	1,934	(461)

Provision (benefit) for income taxes	(507)	(731)	(256)	(175)
Net income (loss)	$ 1,660	$(1,193)	$ 2,190	$ (286)

Basic and diluted net income (loss) per share	$ .17	$ (.12)	$ .22	$ (.03)

Shares used to compute net income (loss) per share	9,774	9,735	9,772	9,734

Pro-Forma Condensed Consolidated Income Statement
 (Amounts in thousands except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Sales	$15,002	$14,604	$44,241	$44,876
Intangibles write down Cost of sales	-- 8,585	-- 9,176	-- 26,176	-- 26,946
Gross profit	6,417	5,428	18,065	17,930

Intangibles write down Operating expenses	-- 5,351	-- 5,426	-- 16,368	-- 16,582
Operating income (loss)	1,066	2	1,697	1,348

Interest and other income	87	76	237	193
Income (loss) before taxes	1,153	78	1,934	1,541

Provision (benefit) for income taxes	384	30	635	586
Net income (loss)	$ 769	$ 48	$ 1,299	$ 955

Basic and diluted net income (loss) per share	$ .08	$ .01	$ .13	$ .10

Shares used to compute net income (loss) per share	9,774	9,735	9,772	9,734

Basis of Presentation: Pro-Forma operating results exclude the write down of intangible assets in 2004 and the income tax recovered in 2005.

Actual to Pro-Forma Net Income Reconciliation
 (Amounts in thousands
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

Net income (loss)	$1,660	$(1,193)	$2,190	$ (286)

Write down of intangible assets	--	2,002	--	2,002

Tax benefit of intangible write down	--	(761)	--	(761)

Income tax credits and benefits realized	891	--	891	--

Pro Forma net income	$ 769	$ 48	$1,299	$ 955

Condensed Consolidated Balance Sheet
 (Amounts in thousands)

	September 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$ 2,928	$ 1,107
Short-term investments	2,441	2,350
Accounts receivable	8,235	7,746
Inventories	9,717	10,584
Other assets	4,801	5,161
Total current assets	28,122	26,948
Property, plant and equipment, net Goodwill, intangibles and other non-current assets	3,105 2,813	3,470 2,918
Total assets	$34,040	$33,336

Liabilities and shareholders' equity
Current liabilities:
Bank overdraft	$ --	$ 517
Accounts payable	3,002	3,246
Accrued expenses	3,235	3,920
Current portion of capital lease with Parent	68	68
Total current liabilities	6,305	7,751
Capital lease with Parent	45	96
Long-term tax liability	118	118
Total liabilities	6,468	7,965
Shareholders' equity	27,572	25,371
Total liabilities and shareholders' equity	$34,040	$33,336

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